Report of Independent Registered Public Accounting Firm


The Shareholders and Board of Directors of
Dryden Short-Term Bond Fund, Inc. - Dryden Short-Term Corporate
Bond Fund:

In planning and performing our audit
of the financial statements of Dryden
Short-Term Bond Fund, Inc. - Dryden
Short-Term Corporate Bond Fund
(hereafter referred to as the "Fund") as of and for the year ended December
31, 2007, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States), we considered the Fund's
internal control over financial
reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose of expressing our opinion
on the financial statements and to
comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Fund's internal
control over financial reporting.
Accordingly, we express no such
opinion.

Management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or
operation of a control does not allow
management or employees, in the normal
course of
performing their assigned functions, to
prevent or detect misstatements on a
timely basis.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be deficiencies or material weaknesses under standards established by the Public Company
Accounting Oversight Board (United
States). However, we noted no deficiencies in the Fund's internal control over financial reporting and its operation, including controls for over safeguarding securities, that we consider to be a material weakness as defined above as of December 31, 2007.

This report is intended solely for the information and use of management and the Board of Directors of the Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


KPMG LLP


New York, NY
February 28, 2008